UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2022

EDOC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39689	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7612 Main Street Fishers

Suite 200

Victor, NY 14564

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (585) 678-1198

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $.0001 par value per share	ADOC	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one Class A Ordinary Share	ADOCR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	ADOCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which will be filed as Exhibit 2.1 to this Form 8-K. Edoc’s shareholders and other interested parties are urged to read such agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

General Description of the Merger Agreement

On February 2, 2022, Edoc Acquisition Corp., a Cayman Islands exempted corporation (together with its successors, “Edoc”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Edoc Merger Sub Inc., a Nevada corporation and newly formed wholly-owned subsidiary of Edoc (“Merger Sub”), American Physicians LLC, a Delaware limited liability company (“Sponsor”), solely in the capacity as the representative from and after the effective time of the Merger (as defined below) (the “Effective Time”) for the shareholders of Edoc (other than the Calidi Security Holders (as defined below) (the “Purchaser Representative”), Calidi Biotherapeutics, Inc., a Nevada corporation (“Calidi”), and Allan Camaisa solely in his capacity as the representative from and after the Effective Time for Calidi’s Security Holders (the “Seller Representative”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Calidi (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with Calidi continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Edoc. In the Merger, (i) all shares of Calidi common stock (together, “Calidi Stock”) issued and outstanding immediately prior to the Effective Time (other than those properly exercising any applicable dissenters rights under Nevada law) will be converted into the right to receive the Merger Consideration (as defined below); and (ii) each outstanding option to acquire shares of Calidi common stock (whether vested or unvested) will be assumed by Edoc and automatically converted into an option to acquire shares of Edoc common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of Calidi common stock into the Merger Consideration.

The Merger Agreement also provides that, prior to the Effective Time, Edoc shall continue out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation (the “Conversion”). At the Closing, Edoc will change its name to “Calidi Biotherapeutics Holdings Corp.”.

Merger Consideration

The aggregate merger consideration to be paid pursuant to the Merger Agreement to holders of Calidi Stock as of immediately prior to the Effective Time (the “Calidi Stockholders” and, together with the holders of Calidi options immediately prior to the Effective Time, the “Calidi Security Holders”) will be an amount equal to $400,000,000, subject to adjustments for Calidi’s closing debt, net of cash (the “Merger Consideration”). The Merger Consideration to be paid to the Calidi Stockholders will be paid solely by the delivery of new shares of Edoc common stock, with each share valued at $10.00 per share. The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

The Merger Consideration will be allocated among the holders of Calidi’s common stock, pro rata amongst them based on the number of shares of Calidi common stock owned by such stockholder.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties by each of Edoc, Merger Sub and Calidi as of the date of the Merger Agreement and as of the date of the Closing. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. The representations and warranties made by Edoc and Calidi are customary for transactions similar to the Transactions.

No Survival

The representations and warranties of the parties contained in the Merger Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Merger Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by Calidi; (4) Edoc’s public filings; (5) no insider trading; (6) notifications of certain breaches, consent requirements or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) tax matters; (9) further assurances; (10) public announcements and (11) confidentiality. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, to notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the others informed of the status of any such inquiries, proposals, offers or requests for information. There are also certain customary post-Closing covenants regarding (1) tax matters; (2) maintenance of books and records; (3) indemnification of directors and officers; and (4) use of trust account proceeds.

The Merger Agreement and the consummation of the transactions contemplated thereby requires the approval of both Edoc’s shareholders and Calidi’s stockholders. Edoc agreed, as promptly as practicable after the date of the Merger Agreement, to prepare, with reasonable assistance from Calidi, and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance of the shares of Edoc common stock to be issued to the Calidi Stockholders as Merger Consideration and the registration of the common stock of Edoc upon Conversion, and containing a proxy statement/prospectus for the purpose of Edoc soliciting proxies from the shareholders of Edoc to approve the Merger Agreement, the transactions contemplated thereby and related matters (the “Edoc Shareholder Approval”) at a special meeting of Edoc’s shareholders (the “Edoc Special Meeting”) and providing such shareholders an opportunity to participate in the redemption by Edoc of its public shareholders in connection with Edoc’s initial business combination, as required by Edoc’s amended and restated Memorandum and Articles of Association and Edoc’s initial public offering prospectus (the “Redemption”). Calidi also agreed in the Merger Agreement to call a meeting of its stockholders use its reasonable best efforts to solicit from Calidi Stockholders proxies in favor of the Merger Agreement and the Transactions and certain related matters (the “Calidi Stockholder Approval”), and to take all other actions necessary or advisable to secure such approvals, including enforcing the Voting Agreement (as described below).

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of Edoc (the “Post-Closing Board”) will consist of seven individuals, four of whom shall be independent directors in accordance with Nasdaq requirements. One of the members of the Post-Closing Board will be an individual (who shall be an independent director) designated by Edoc prior to the Closing and five of the members of the Post-Closing Board (at least three of whom shall be independent directors) will be designated by Calidi prior to the Closing and one of the members of the Post-Closing Board will be an individual (who shall be an independent director) mutually agreed to by Edoc and Calidi. At or prior to Closing, Edoc will provide each of its director designees with a customary director indemnification agreement, in form and substance reasonably acceptable to such director. The parties also agreed to take all action necessary including causing Edoc’s executive officers of Purchaser to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Edoc immediately after the Closing will be the same individuals as that of Calidi immediately prior to the Closing.

Simultaneously with the execution and delivery of the Merger Agreement, Edoc entered into subscription agreements with investors to purchase preferred and common shares of Edoc in connection with a private equity investment in Edoc for aggregate gross proceeds to Edoc of up to Twenty Five Million Dollars ($25,000,000) (the “PIPE Investment”), which PIPE Investment is expected to close contemporaneously with the Business Combination. During the Interim Period, in addition to the PIPE Investment, Edoc may but is not required to, enter into agreements with potential investors for alternative equity financing (an “Alternative Equity Investment”) for an aggregate amount of proceeds of up to Seventy Five Million Dollars ($75,000,000) on terms mutually agreeable to Calidi and Edoc, and if so, Calidi agreed to cooperate in connection with such PIPE Investment and use its commercially reasonable efforts to cause such Alternative Equity Investment to occur.

Edoc agreed to use its best efforts to, as promptly as practicable after the effective date of the Registration Statement to, obtain: the approval of Edoc shareholders to amend the organizational documents of Edoc (the “Edoc Charter Amendment”) to provide that (i) the name of Edoc shall be changed to “Calidi Biotherapeutics Holdings, Corp.” or such other name as mutually agreed upon and (ii) remove and change certain provisions in the Memorandum and Articles related to Edoc’s status as a blank check company, and file the Edoc Charter Amendment with the Secretary of State of the State of Delaware.

The parties agree that Purchaser shall have until 5:00 p.m. on February 8, 2022, to conduct additional legal due diligence and review of the Company’s disclosure schedules (the “Due Diligence Period”) on the Target Companies to determine whether its due diligence findings or any disclosure on the Company Disclosure Schedules is reasonably likely to have a material negative impact on the business of the Surviving Corporation and in such event Purchaser in its reasonable discretion may elect not to terminate.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including the following mutual conditions of the parties unless waived:

●	receipt of the Edoc Shareholder Approval;

●	receipt of the Calidi Stockholder Approval;

●	expiration of any applicable waiting period under any antitrust laws;

●	receipt of requisite consents from governmental authorities to consummate the Transactions, and receipt of specified requisite consents from other third parties to consummate the Transactions;

●	the absence of any law or order that would prohibit the consummation of the Merger or other transactions contemplated by the Merger Agreement;

●	upon the Closing, after giving effect to the completion of the Redemption and the PIPE Investment, Edoc shall have net tangible assets of at least $5,000,001;

●	upon the Closing, Edoc shall have cash and cash equivalents, including funds remaining in Edoc’s trust account and the proceeds of any PIPE Investment, after giving effect any Redemptions but prior to the payment of Edoc’s unpaid expenses or liabilities, of at least equal to $10,000,000;

●	the absence of any pending claim, demand, action, litigation complaint, or other proceeding by or before a governmental authority seeking to enjoin the consummation of the Merger and the other Transactions;

●	the Conversion having been consummated;

●	the members of the Post-Closing Board shall have been elected or appointed as of the Closing;

●	the effectiveness of the Registration Statement; and

●	The shares of Edoc common stock to be issued as Merger Consideration shall have been approved for listing on the Nasdaq, including satisfaction of Nasdaq’s 300 round lot stockholder requirement or alternatively if mutually agreed by the Purchaser and the Company such shares shall have been approved for listing on the NYSE.

Unless waived by Edoc, the obligations of Edoc and Merger Sub to consummate the Merger are subject to the satisfaction of the following additional conditions, in addition to customary certificates and other closing deliverables:

●	the representations and warranties of Calidi being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

●	Calidi having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

●	absence of any Material Adverse Effect with respect to Calidi and its subsidiaries, taken as a whole, since the date of the Merger Agreement which is continuing and uncured;

●	Edoc having received a copy of the Calidi’s charter certified by the Secretary of State of the State of Nevada no more than ten business days prior to the Closing date;

●	Edoc having received a duly executed opinion from Calidi’s local counsel in Germany addressed to Edoc and dated as of the Closing date;

●	Edoc having received a Lock-Up Agreement for each Significant Stockholder, duly executed by such Significant Stockholder, and each Lock-Up shall be in full force and effect as of the Closing; and

●	Edoc shall have received evidence reasonably acceptable to Edoc that Calidi shall have converted, terminated, extinguished and cancelled in full any outstanding convertible securities or commitments therefor, other than the Calidi options.

Unless waived by Calidi, the obligations of Calidi to consummate the Merger are subject to the satisfaction of the following additional conditions:

●	the representations and warranties of Edoc being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

●	Edoc having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

●	absence of any Material Adverse Effect with respect to Edoc and its subsidiaries, taken as a whole, since the date of the Merger Agreement which is continuing and uncured;

●	Calidi having received a Lock-Up Agreement for each Significant Stockholder, duly executed by the Purchaser and the Purchaser Representative, and each Lock-Up shall be in full force and effect as of the Closing.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	By mutual written consent of Edoc and Calidi;

●	by either Edoc or Calidi if any of the conditions to Closing have not been satisfied or waived by August 2, 2022 (the “Outside Date”), provided that Edoc shall have the right to extend the Outside Date if it obtains an extension of the deadline by which it must complete its business combination (an “Extension”) for an additional period the shortest of (i) three months, (ii) the period ending on the last day for Edoc to consummate a business combination after such Extension and (iii) such period as determined by Edoc;

●	by either Edoc or Calidi if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable;

●	by either Edoc or Calidi of the other party’s uncured breach (subject to certain materiality qualifiers);

●	by Edoc if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on Calidi and its subsidiaries taken as a whole that is continuing and uncured;

●	by either Edoc or Calidi if the Edoc Special Meeting is held and the Edoc Shareholder Approval is not received;

●	by either Edoc or Calidi if a special meeting of Calidi stockholders is held and the Calidi Stockholder Approval is not received; and

●	by either Edoc or Calidi if Edoc is required to liquidate for failure to complete a Business Combination before the time specified in its Memorandum and Articles of Association; and

●	by written notice by the Edoc to the Company, at any time prior to the expiration of the Due Diligence Period.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, fees and expenses, termination, waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful and intentional breach of the Merger Agreement prior to such termination.

Trust Account Waiver

Calidi and the Seller Representative agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in Edoc’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Purchaser Representative and Seller Representative

American Physicians LLC, the Sponsor, is serving as the Purchaser Representative under the Merger Agreement, and in such capacity will represent the interests of Edoc’s shareholders after the Closing (other than the Calidi Security Holders) with respect to certain matters under the Merger Agreement, including with respect to the determination of any post-Closing adjustments to the Merger Consideration. Allan Camaisa is serving as the Seller Representative under the Merger Agreement, and in such capacity will represent the interests of the Calidi Security Holders with respect to certain matters under the Merger Agreement, including with respect to the determination of any post-Closing adjustments to the Merger Consideration.

Governing Law and Arbitration

The Merger Agreement is governed by Delaware law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of federal and state courts located in New York County, State of New York (and any appellate courts thereof). Any disputes under the Merger Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in New York County, State of New York.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Edoc, Calidi or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Edoc’s public disclosures.

Related Agreements

Voting Agreement

Simultaneously with the execution of the Merger Agreement, (i) certain senior executive officers of Calidi who own shares of Calidi and (ii) stockholders of Calidi who own more than 5% of the issued and outstanding shares of Calidi Stock immediately prior to the Effective Time (each, a “Significant Stockholder”) entered into a voting agreement (the “Voting Agreement”) with Edoc and Calidi. Under the Voting Agreement, the Significant Stockholders agreed to vote all of their shares of Calidi Stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and the other matters submitted to Calidi Stockholders for their approval, and provide a proxy to Edoc to vote such Calidi Stock accordingly. The Voting Agreement prevents transfers of the Calidi Stock held by such stockholder between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

Lock-Up Agreement

Simultaneously with the execution of the Merger Agreement, each Significant Stockholder entered into a Lock-Up Agreement with Edoc and the Purchaser Representative (each, a “Lock-Up Agreement”).

Pursuant to the Lock-Up Agreement, with respect to the shares received as Merger Consideration, each Significant Stockholder shall agree not to, during the period commencing from the Closing and (A) with respect to 50% of the Merger Consideration shares, ending on the earliest of (a) the six-month anniversary of the Closing, (b) the date on which the Closing price of Edoc’s common stock equals or exceeds $12.50 per share for any 20 trading days within any 30 trading day period and (c) the date that Edoc consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Edoc shareholders having the right to exchange their equity holdings in Edoc for cash, securities or other property (a “Subsequent Transaction”) and (B) with respect to the remaining 50% of the Merger Consideration shares, ending on the earliest of (a) the six-month anniversary of the Closing and (b) a Subsequent Transaction: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (iii) publicly disclose the intention to do any of the foregoing.

The following is a summary of the material terms and conditions of the agreements Edoc entered into with an institutional investor (the “PIPE Investor”) for an investment of $20 million in Edoc’s Series A Convertible Preferred Stock and $5 million in Edoc’s common stock (after giving effect to the Conversion) conditioned upon, among other things, the consummation of the Business Combination. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. The full text of these agreements, or forms thereof, will be filed as exhibits to this Form 8-K, and the following descriptions are qualified in their entirety by the full text of such exhibits.

Securities Purchase Agreement

On February 2, 2022, Edoc entered into a Securities Purchase Agreement (the “SPA”) with the PIPE Investor for the purchase and sale of 20,000 shares of Edoc’s Series A Convertible Preferred Stock (the “Preferred Shares”) for $1,000 per share for an aggregate purchase price of $20 million and 500,000 shares of Edoc’s Common Stock (the “Common Stock”) for an aggregate purchase price of $5 million upon the Conversion and concurrently with the closing of the Business Combination. The closing of the PIPE Investment is conditioned upon, among other things, the listing of the Common Stock, Conversion Shares and Warrant Shares (as such terms are defined in the SPA) on the Nasdaq Stock Market. All conditions precedent to the closing of the Merger set forth in the Merger Agreement, including, without limitation, the approval Edoc’s shareholders and Calidi stockholders, shall have been satisfied or waived, as well as other customary closing conditions and deliverables. At the closing of the PIPE Investment, the PIPE Investor will also be issued a common stock purchase warrant to purchase up to an additional 2,500,000 shares of Edoc’s common stock at an initial exercise price equal $11.50 per share, for a term of three years from the closing date of the PIPE Investment.

Under the terms of the SPA and the agreed upon form of Certificate of Designations (the “COD”) setting forth the rights, preferences, privileges and restrictions for the Preferred Shares, the Preferred Shares will be entitled to convert into shares of Edoc’s common stock at an initial fixed conversion price of $10.00 per share, subject to a beneficial ownership limitation of 4.99% which can adjusted to a beneficial ownership limitation of 9.99% upon 61 days prior written notice. For purposes of calculating the beneficial ownership limitation, the PIPE Investor’s beneficial ownership of Edoc’s common stock will be calculated under the rules promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If there were no beneficial ownership limitation in the COD, the Preferred Shares would be entitled to convert into 2,000,000 shares of Common Stock immediately after the closing of the PIPE Investment, or approximately 3.8% of Edoc’s anticipated issued and outstanding shares of common stock assuming no redemptions..

Under the terms of the COD, after a thirty (30) day period from the closing, in the event that the volume weighted average price (“VWAP”) for the five days prior to conversion of the Preferred Shares is less than the fixed conversion price of $10.00 per share, or other triggering events, the Preferred Shares are entitled to convert at a price equal to 90% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the two (2) Trading Days with the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) two (2), but not less than 20% of the fixed conversion price, or if forty five days after the closing the Common Stock the average daily dollar volume for a ten day period is less than $4,000,000, then the Preferred Shares are entitled to convert at the lower of the fixed conversion price or 80% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the two (2) Trading Days with the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) two (2)but not less than 20% of the fixed conversion price. In addition, the common stock purchase warrants provide for an adjustment to the exercise price of the warrant in the event of a “new issuance” of Common Stock, or common stock equivalents, at a price less than the applicable exercise price of the common stock purchase warrant. The adjustment is a “full ratchet” adjustment in exercise price of the common stock purchase warrant equal to the lower of the new issuance price or the then existing exercise price of the common stock purchase warrants, with few exceptions.

If certain defined “triggering events” defined in the COD occur, such as a breach of the Registration Rights Agreement, suspension of trading, or Edoc’s failure to convert the Preferred Shares into common stock when a conversion right is exercised, failure to issue Edoc’s common stock when the common stock purchase warrant is exercised, or other events relating to defaults relating to Edoc’s credit agreements or judgments issued by the courts exceeding specified thresholds,, then the Preferred Shares are entitled to convert at the lower of the fixed conversion price equal or 80% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the two (2) Trading Days with the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) two (2), but not less than 20% of the fixed conversion price. In the event that Edoc files for bankruptcy or other experiences other events of insolvency, the Preferred Shares must be redeemed for cash.

The COD also provides that Edoc may redeem the Preferred Shares for an amount equal to 150% of its Stated Value upon 20 days prior written notice during which time the holder of Preferred Shares would be entitled to convert the Preferred Shares into Common Stock in accordance with its conversion rights.

The Preferred Shares have a liquidation preference equal to an amount per Preferred Share equal to the sum of (i) the Black Scholes Value (as defined in the Warrants) with respect to the outstanding portion of all Warrants held by such Holder (as defined in the COD) (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 125% of the Conversion Amount (as defined in the COD) of such Preferred Share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock immediately prior to the date of such payment, and will be entitled to convert into shares of Edoc’s common stock at an initial fixed conversion price of $10.00 per share, subject to a beneficial ownership limitation of 4.99% which can be adjusted to a beneficial ownership limitation of 9.99% upon 61 days prior written notice.

In connection with the purchase and sale of 500,000 shares of Common Stock at $10.00 per share, we have agreed that on the 90th day after the Closing and on the twentieth (20th) trading day after the registration statement filed under the Registration Rights Agreement is declared effective to issue the PIPE Investor additional shares of Common Stock in the event that the quotient of (x) the sum of the VWAP of the Common Stock on each Trading Day during the twenty (20) Trading Day period ending on, and including, such measuring dates, divided by (y) twenty (20) is less than $10.00 per share (the “Make-up Price Failure Measuring Price”). In that event, Edoc would be obligated to issue a number of additional shares of Common Stock derived by the greater of zero or (x) 120% of the quotient of (I) $5,000,000, divided by (II) the Make-up Price Failure Measuring Price and (y) the sum of the aggregate number of shares of Common Stock issued on the Closing Date and the Initial Make-up Share Amount consisting of the greater of (A) zero (0) and (B) the difference of (x) 120% of the quotient of (I) $5,000,000, divided by (II) the applicable Make-Up Price Failure Measuring Price for such dates and (y) the aggregate number of Common Shares (as defined in the Securities Purchase Agreement) issued at the Closing Date.

The SPA terminates if the Closing does not occur on or before August 2, 2022, the outside Closing Date under the Merger Agreement, or after five (5) days have transpired following the date that all conditions to the Closing have been satisfied or waived, or immediately upon notice at the election of the PIPE Investor.

Registration Rights Agreement

Concurrently with the execution of the SPA, the Company entered into a Registration Rights Agreement (the “RRA”) with the PIPE Investor in which Edoc have agreed to register the shares of Edoc’s common stock purchased by the PIPE Investor and the shares of common stock issuable upon conversion of the Preferred Shares and the exercise of the common stock purchase warrant with the SEC for resale. Under the RRA, Edoc agreed to file a registration statement on Form S-1 with the SEC within 30 days of the Closing, and to have the registration statement declared effective within 60 calendar days from the date the registration statement is filed. The RRA also contains usual and customary liquidated damages provisions for failure to file and failure to have the registration statement declared effective by the SEC within the time periods specified.

The foregoing descriptions of the Voting Agreement, the Lock-up Agreement, the Securities Purchase Agreement, Warrant, Certificate of Designations of Series A Convertible Preferred Stock, and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the form of Voting Agreement, the form of Lock-up Agreement, the form of Securities Purchase Agreement, the form of Warrant, form of Certificate of Designations of Series A Convertible Preferred Stock and the form of Registration Rights Agreement, copies of which will be filed as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively to this Form 8-K.

Backstop Agreements

On February 2, 2022, Edoc entered into certain backstop arrangements with Sea Otter Securities (“Sea Otter”), Stichting Juridisch Eigendom Mint Tower Arbitrage Fund (“Mint Tower”), Feis Equities LLC (“Feis”), Yakira Capital Management, Inc. (“Yakira Capital”), Yakira Enhanced Offshore Fund (“Yakia Fund”) and Yakira Partners LP, MAP 136 Segregated Portfolio (“Yakira LP”, and together with Yakira Capital and Yakira Fund, “Yakira”), and Meteora Capital Partners, LP (“Meteora” and together with Sea Otter, Mint Tower, and Feis, Yakira, the “Backstop Investors”), which provide that such investors will not redeem up to 2,220,000 shares that they hold, in the aggregate, in connection with (i) Edoc’s shareholder meeting to approve an extension of the date by which Edoc has to consummate a business combination from February 12, 2022 to August 12, 2022 (the “Extension”), and (ii) the proposed business combination transaction (the “Business Combination”) involving Edoc and Calidi. Such Backstop Investors have agreed to each either hold such shares for a period of time following the consummation of the Business Combination, at which time they will each have the right to sell them to the combined entity, after giving effect to the Business Combination (the “New PubCo”), at $10.42 per share, or will sell such shares on the open market during such time period at a market price of at least $10.27 per share.

Forward Share Purchase Agreements

On February 2, 2022, Edoc entered into a Forward Share Purchase Agreement (the “Meteora Purchase Agreement”) with Meteora. Pursuant to the terms of the Meteora Purchase Agreement, Meteor agreed to (i) not request redemption of up to 550,000 Class A ordinary shares of Edoc (the “Meteora Shares”) in conjunction with Edoc’s shareholders’ approval of either the Extension or the Business Combination, or (ii) tender the Meteora Shares to Edoc in response to any redemption or tender offer that Edoc may commence for its Class A ordinary shares (the “Restrictions”), subject to adjustment as set forth in the Meteora Purchase Agreement.

In exchange for agreeing to the Restrictions, the New Pubco has agreed that, upon the timely request of Meteora, it will acquire the Meteora Shares at a price of $10.42 per share on the three-month anniversary of the closing of the Business Combination (the “Business Combination Closing Date”). Meteora shall notify New PubCo and the Escrow Agent (as defined in the Meteora Purchase Agreement) in writing (a “Sales Notice”) no later than three (3) business days prior to the three-month anniversary of the Business Combination Closing Date whether or not they are exercising their right to sell the Meteora Shares to New Pubco pursuant to the Meteora Purchase Agreement (each, a “Meteora Shares Sale Notice”). If the closing sale price of the Meteora Shares on the third (3rd) business day prior to the three (3) month anniversary of the Business Combination is less than $10.42 per Share, Meteora’s right to sell will be deemed automatically exercised as to all then-held Meteora Shares, without the need to deliver a Sales Notice.

Meteora agreed to maintain a net long position of the EDOC and/or the Company’s securities during the term of this Agreement.

Simultaneously with the closing of the Business Combination, Edoc will deposit into an escrow account with the Escrow Agent, subject to the terms of an escrow agreement to be entered into prior to the Business Combination, up to $10.42 multiplied by the number of Meteora Shares held by Meteora as of the closing of the Business Combination. New Pubco’s purchase of the Meteora Shares will be made with funds from the escrow account attributed to the Meteora Shares. In the event that Meteora sells any Meteora Shares as provided for above, it shall provide an Open Market Sale Notice (as defined in the Meteora Purchase Agreement) to New Pubco and Escrow Agent within three business days of such sale, if, as a result of such sales, Meteora hold less than an aggregate of 550,000 Class A ordinary shares, and the Escrow Agent shall release from the escrow account to New Pubco an amount equal to the pro rata portion of the escrow attributed to the Meteora Shares which Meteora have sold; provided that if Meteora sells any Meteora Shares before the one (1) month anniversary of the Business Combination Closing Date, the Escrow Agent shall release from the Escrow Account: (a) to Meteora, an amount equal to the number of Meteora Shares sold multiplied by $0.05, and (b) to New Pubco, an amount equal to the number of Meteora Shares sold multiplied by $10.37. Other than as described above in the event that Meteora chooses not to sell to New Pubco any Meteora Shares that they own as of the three-month anniversary of the Business Combination Closing Date, the Escrow Agent shall release all remaining funds from the escrow account to Edoc for Edoc’s use without restriction.

Edoc agreed to indemnify Meteora and their respective officers, directors, employees, agents and shareholders (collectively referred to as the “Meteora Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket outside counsel fees, which the Meteora Indemnitees may suffer or incur by reason of any action, claim or proceeding, in each case, brought by a third party creditor of Edoc, Edoc or any of their respective subsidiaries asserting that Meteora are not entitled to receive escrowed funds or such portion thereof as they are entitled to receive pursuant to the Meteora Purchase Agreement, in each case unless such action, claim or proceeding is the result of the fraud, bad faith, willful misconduct or gross negligence of any Meteora Indemnitee.

The Meteora Purchase Agreement may be terminated: (i) by mutual written consent of Edoc and Meteora; (ii) at the election of Meteora if Edoc’s shareholders fail to approve the Business Combination before August 12, 2022, subject to extension by mutual agreement; (iii) prior to the closing of the Business Combination by mutual agreement of Meteora if there occurs a Company Material Adverse Effect (as defined in the Merger Agreement); (iv) by Meteora if prior to the day that is five (5) business days prior to the date of the Business Combination Meeting, Edoc, Meteora and the Escrow Agent have not executed the Escrow Agreement (as defined in the Meteora Purchase Agreement); and (v) by Meteora, if prior to February 7, 2022, Edoc does not reach substantially similar non-redemption or forward purchase agreements with Additional Investors (as defined in the Meteora Purchase Agreement) committing an aggregate of 2,200,000 Class A ordinary shares of Edoc to the same restrictions included in the Meteora Purchase Agreement.

Edoc has also entered into share purchase agreements with identical terms to the Meteora Purchase Agreement (collectively, the “Forward Purchase Agreements”) with Sea Otter (covering 550,000 shares), with Mint Tower (covering 550,000 shares), Feis (covering 275,000 shares) and Yakira (covering 275,000 shares). Notwithstanding the foregoing, at any time from July 12, 2022 until four (4) trading days prior to the Business Combination Meeting, Edoc, in its sole discretion, may reduce the number of shares to be purchased by the Backstop Investors pursuant to the Backstop Agreements. In such event, any reduction will be made and applied to the Backstop Investors on a pro rata basis.

The foregoing description is only a summary of the Forward Purchase Agreements and is qualified in its entirety by reference to the full text of the form of Forward Purchase Agreement, which is filed as Exhibit 10.7 hereto and incorporated by reference herein. The form of Forward Purchase Agreement is included as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with material information regarding its terms and the transaction. It is not intended to provide any other factual information about Edoc or the Backstop Investors. The representations, warranties and covenants contained in the Forward Purchase Agreements were made only for purposes of that agreement; are solely for the benefit of the parties to the Forward Purchase Agreements; may have been made for the purposes of allocating contractual risk between the parties to the Forward Purchase Agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Security holders and investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Edoc or the Backstop Investor.

Founder Share Transfer Agreement

In connection with the above-mentioned arrangements, the Sponsor entered into certain share transfer agreements (the “Founder Share Transfer Agreements”) with the Backstop Investors.

Pursuant to the Founder Share Transfer Agreement with Meteora on February 2, 2022 (the “Meteora Share Transfer Agreement”), Meteora agreed not to sell, transfer or seek redemption of an aggregate of 550,000 public shares of Edoc and to vote such shares in favor of the Extension and the Business Combination.

In consideration of Meteora’s agreement to abide by such restrictions on its public shares, the Sponsor agreed to transfer to Meteora an aggregate of up to 84,727 shares of Edoc Class B ordinary shares (the “Transferred Founder Shares”). Of such amount, 84,727 founder shares shall be transferred within five business days following the Extension Meeting (as defined in the Meteora Founder Share Transfer Agreement). Additionally, f the Business Combination has not consummated by May 12, 2022, then for each monthly period from May 12, 2022 until August 12, 2022 that the Business Combination has not closed (each such monthly period, a “Month”), then Edoc shall cause to be paid to Meteora, at Edoc’s discretion, either (i) a cash amount of $0.05 per Meteora Share not redeemed by Meteora, for an aggregate of up to $0.15 per Public Share, or (ii) or 0.034 Transferred Founder Shares per Meteora Share not redeemed by Meteora in connection with the Extension Meeting, to be transferred by the Sponsor (or its designees), for an aggregate of up to 0.1027 Transferred Founder Shares per share. Such payment(s) will be made within five (5) business days following each of May 12, 2022, June 12, 2022, and July 12, 2022, to the extent that the Business Combination has not closed by such dates.

Edoc has also entered into founder shares transfer agreements with identical terms to the Meteora Share Transfer Agreement with Sea Otter (pursuant to which up to 84,727 founder shares will be transferred to Sea Otter), with Mint Tower (pursuant to which up to 84,727 founder shares will be transferred to Mint Tower), Feis (pursuant to which up to 42,363 founder shares will be transferred to Feis) and Yakira (pursuant to which up to 42,363 founder shares will be transferred to Yakira).

Any founder shares transferred pursuant to the Founder Share Transfer Agreements will be subject to the same rights and obligations as the remaining founder shares held by the Sponsor, including certain registration rights and the obligations to (a) vote any founder shares held by them in favor of the Business Combination, and (b) subject any founder shares held by them to the same lock-up restrictions as the founder shares held by the Sponsor.

The foregoing description is only a summary of the Founder Share Transfer Agreements and is qualified in its entirety by reference to the full text of the form of Founder Share Transfer Agreement, which is filed as Exhibit 10.8 hereto and incorporated by reference herein. The form of Founder Share Transfer Agreement is included as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with material information regarding its terms and the transaction. It is not intended to provide any other factual information about the Sponsor or the Backstop Investors. The representations, warranties and covenants contained in the Founder Share Transfer Agreements were made only for purposes of that agreement; are solely for the benefit of the parties to the Founder Share Transfer Agreements; may have been made for the purposes of allocating contractual risk between the parties to the Founder Share Transfer Agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Security holders and investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Sponsor or the Backstop Investors.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of Edoc’s common stock and preferred stock pursuant to the Securities Purchase Agreement is incorporated by reference herein. The common stock and preferred stock issuable pursuant to the Securities Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On February 2, 2022, Edoc and Calidi issued a press release announcing that on February 2, 2022, it executed the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

Furnished as Exhibit 99.2 hereto is the investor presentation that will be used by the Company in connection with the Business Combination.

The information in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 attached hereto will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

Edoc intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as may be amended from time to time, the “Registration Statement”), which will include a preliminary proxy statement and a prospectus of Edoc, and certain related documents, in connection with a meeting of stockholders to approve the Business Combination and related matters. The definitive proxy statement and other relevant documents will be mailed to Edoc shareholders as of a record date to be established for voting on the Business Combination. Edoc securityholders and other interested persons are urged to read, when available, the Registration Statement, preliminary proxy statement/prospectus, and any amendments thereto, and all other relevant documents filed or that will be filed with the SEC in connection with the proposed Business Combination as they become available, because they contain important information about Edoc, Calidi, and the Business Combination. Investors, securityholders and other interested persons will also be able to obtain copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Edoc, once such documents are filed, free of charge, on the SEC’s website at www.sec.gov or by directing a request to: Edoc Acquisition Corp., 7612 Main Street Fishers, Suite 200, Victor, NY 14564, Attention: Kevin Chen.

Forward-Looking Statements

This Current Report on Form 8-K  contains forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” as well as similar terms, are forward-looking in nature. The forward-looking statements contained in this discussion are based on the Calidi’s current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Calidi will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Calidi’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; the outcome of any legal proceedings that may be instituted against Edoc, Calidi, the combined company or others following the announcement of the Business Combination, the private placement financing proposed to be consummated concurrently with the Business Combination (the “PIPE”), and any definitive agreements with respect thereto; the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of Edoc, the possibility that due diligence completed following execution of the principal definitive transactions will not be satisfactorily concluded, the inability to complete the PIPE or other financing needed to complete the Business Combination, or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of Calidi as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions; costs related to the Business Combination; changes in applicable laws or regulations; the evolution of the markets in which Calidi competes; the inability of Calidi to defend its intellectual property and satisfy regulatory requirements; the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and identify and realize additional opportunities; the risk of downturns and a changing regulatory landscape in the highly competitive pharmaceutical industry; the impact of the COVID-19 pandemic on Calidi business; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Edoc’s final prospectus dated November 12, 2020, risks and uncertainties indicated in the Registration Statement and the definitive proxy statement to be delivered to Edoc’s shareholders, including those set forth under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Edoc.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. Neither Edoc nor Calidi is undertaking any obligation to provide any additional information or to update or revise any forward-looking statements whether as a result of new information, future events or otherwise except as required by law or applicable regulation. You should not take any statement regarding past trends, activities or performance as a representation that the trends, activities or performance will continue in the future. Accordingly, you should not put undue reliance on these statements.

Solicitation Participants

Edoc and Calidi, and certain of their respective directors and officer, under SEC rules, may be deemed to be participants in the eventual solicitation of proxies of Edoc’s shareholders in connection with the proposed Business Combination. Prospective investors and securityholders may obtain more detailed information regarding the names and interest in the proposed transaction of such individuals in Edoc’s filings with the SEC, and such information will also be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K  does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to buy any security of Calidi, Edoc or any of their respective affiliates. There shall not be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the laws of such other jurisdiction. No offering of securities shall be made except by means of prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibits
2.1*	Agreement and Plan of Merger, dated as of February 2, 2022, by and among Edoc Acquisition Corp., Edoc Merger Sub Inc., American Physicians LLC in the capacity as the Purchase Representative, Allan Camaisa in the capacity as the Seller Representative and Calidi Biotherapeutics, Inc.
10.1*	Form of Voting Agreement, dated as of February 2, 2022, by and among Edoc Acquisition Corp., Calidi Biotherapeutics, Inc., and the stockholders of Calidi Biotherapeutics, Inc. party thereto.
10.2*	Form of Lock-Up Agreement, dated as of February 2, 2022, by and among Edoc Acquisition Corp., American Physicians LLC in the capacity as the Purchase Representative and the stockholders of Calidi Biotherapeutics, Inc. party thereto.
10.3*	Form of Securities Purchase Agreement
10.4*	Form of Warrant
10.5*	Form of Certificate of Designations of Series A Convertible Preferred Stock
10.6*	Form of Registration Rights Agreement
10.7	Form of Forward Purchase Agreement
10.8	Form of Founder Share Transfer Agreement
99.1	Press Release, dated February 2, 2022.
99.2	Investor Presentation.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	To be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2022

EDOC ACQUISITION CORP.

By:	/s/ Kevin Chen
	Name:	Kevin Chen
	Title:	Chief Executive Officer